EXHIBIT 2.(i) STOCK EXCHANGE AGREEMENT

STOCK EXCHANGE AGREEMENT

        This Stock Exchange Agreement ("Agreement") is made and entered into this 12TH day of December, 1997 by and among Juina Mining Corporation, a Nevadacorporation having its principal place of business at 10550 South West Allen Blvd., Suite 100, Beaverton, Oregon 97005, (hereinafter "JMCorp") and each of the stock holders listed on page 7 hereof (hereinafter jointly and severally, "Sellers") of Juina Mining Company, Inc., a Nevada corporation having its principal place of business at 350 South Center Street, Suite 411, Reno, Nevada 89501, (hereinafter "JMC").

RECITALS

        A. Sellers own or have rights to all of the capital stock, and interests therein, of the JMC Shares, and
        B. JMCorp wishes to buy, and Sellers wish to sell, subject to the provisions of this Agreement, all right, title and interest in such capital stock.


AGREEMENT
        Now, Therefore, in consideration of the mutual covenants, promises and agreements contained herein, the parties agree as follows:

        1.      Purchase and Sale

        1.01 Purchase and Sale of JMC Shares. JMCorp agrees to acquire from Sellers and Sellers agree to transfer, assign, convey and deliver to JMCorp at the closing, all right, title and interest in and to an aggregate of Six Million (6,000,000) shares of common stock of JMC (hereinafter the "JMC Shares") in exchange for an aggregate of Six Million (6,000,000) shares of common stock of JMCorp (hereinafter the "JMCorp Shares"). Each Seller shall receive a number of JMCorp Shares equal to the number of JMC Shares delivered by such Seller being 100% of the issued and outstanding shares of JMC.

        2.     Closing

        Unless extended by the mutual agreement of JMCorp and JMC, the Closing of the transaction contemplated hereby shall be held on Friday December 12, 1997, at 10:00 a.m. at the law offices of Mark J. Richardson, 1299 Ocean
Ave.,
Suite 900, Santa Monica, CA. 90401, or at such other place or on such other date as shall be mutually agreed to in writing by the parties. The date on which the Closing occurs is herein referred to variously as the "Closing Date" and the "Closing". At the Closing:

        2.01  Sellers. Sellers shall deliver or cause to be delivered to
JMCorp:
        (a) certificates representing the JMC Shares duly endorsed for transfer and conveyance to JMCorp,
        (b) a corporate resolution of the Board of Directors and stockholders of JMC approving the transactions contemplated by this Agreement.
        (c) a list of all accounts in which the funds or other assets of JMC are deposited, and
        (d) the corporate records, including the charter documents, minutes of meetings and actions of the board of directors and minute of meetings and actions of the stock holders, the corporate seal and all books of accounts of JMC, and all records, papers, documents, and evidence of conveyance, leasehold or interest in and to that property known as the Juina-Aripuana Diamond Property 1000, DNPM #866.787/86 in the State of Mato Grosso, Brazil comprised of, a 100% working interest, retaining a 70% net revenue interest (the "Mining Property").
        2.02 JMCorp. JMCorp shall deliver or cause to be delivered to the respective Sellers:
        (a) Stock certificate(s) in the name of each Seller representing in the aggregate the total number of JMCorp Shares described in Section 1.01
(each Seller will receive a certificate for JMCorp Shares representing the same number of JMC Shares conveyed to JMCorp by such Seller),
        (b) a corporate resolution of the Board of Directors and the Stockholders of JMCorp approving the transactions contemplated by this Agreement,
        (c)   the resignation of each Officer and Director of JMCorp,
        (d) a list of all accounts in which funds or other assets of JMCorp are deposited, and
        (e) the corporate records including the charter documents, minutes of meetings and actions of the Board of Directors and minutes of meetings and actions of the stockholders, the corporate seal and all books and accounts of JMCorp.
        3.     Representations and Warranties of JMC and Sellers

        Except as set forth in the JMC Disclosure Schedule delivered to JMCorp on the date hereof, and signed by the President and Secretary of JMC (the
"JMC Disclosure Schedule"), the sections of which are numbered to correspond to the subsection numbers of this Agreement, JMC and each of the Sellers hereby represents and warrants to JMCorp as follows:
        3.01  Organizations, Qualification.
        (a) JMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. JMC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
        (b) JMC has delivered to JMCorp complete and accurate copies of its Articles of Incorporation and Bylaws, each as amended, minutes of all its directors' and shareholders meetings, and a shareholder list correctly setting forth the record ownership as of the date of this Agreement of all outstanding shares.

       3.02 Capitalization. As of the Closing Date, JMC shall have authorized capital stock of Twenty-Five Million (25,000,000) shares of common stock, of which Six Million (6,000,000) shares will be issued and outstanding as of such date. All such outstanding shares of JMC capital stock have been duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of JMC or any agreement to which JMC is a party or by which it is bound.
        3.03 Subsidiary. JMC does not have and has never had any subsidiaries and does not directly or indirectly own any equity interest in, or any interest convertible into or exchangeable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.
        3.04 Authority Relative to this Agreement. JMC has full corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors.
        3.05 Financial Statements of JMC. JMC being a recently organized entity, has no audited financial statements.
        3.06 Undisclosed Liabilities. JMC does not have any material liabilities, whether absolute, accrued, contingent, or otherwise, and whether due or to become due.
        3.07 Properties and Inventories. JMC has good and marketable title to, valid lease hold interests in or other valid right to use all of the material assets used in its operations or necessary for the conduct of its business, subject to no security interests, licenses, encumbrances, restrictions or adverse claims, except as disclosed in schedule 3.07 attached hereto.
        3.08 Compliance with Laws. JMC has substantially complied with all laws, regulations, or orders of any governmental agency or entity applicable in any material respect to the conduct of its business.
        3.09 Investment Representations. Sellers understand and acknowledge that
JMCorp Shares will not be registered under the Securities Act nor qualified under the securities laws of any state or province, by virtue of exceptions thereto. Each of the Sellers (either alone or in conjunction with his or her professional advisors) has such experience and knowledge in investment, financial and business matters in investments similar to the stock of the JMCorp that they are capable of protecting their own interest in connection therewith and qualifying for such exemptions. Further, each Seller is acquiring the JMCorp
Shares for investment purposes only for Sellers own account, and not on behalf of any other person nor with a view to, or for resale in connection with any distribution thereof. Sellers understand that the certificates representing the JMCorp Shares will be stamped with a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
AND
MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION
STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR
OTHER
EVIDENCE SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

        3.10 Value of JMCorp Shares. Each Seller has received and reviewed to such Seller's satisfaction such documents and corporate and financial records of JMCorp, and has had answered all questions with regard thereto that such Seller deemed necessary or appropriate to evaluate the business, operations and assets of JMCorp and the value of its common stock. Sellers are relying solely on their own evaluation and analysis in determining the value of the JMCorp Shares and not on any representations of value or worth made by JMCorp.
        3.11 Tax Consequences. Although the exchange of shares of JMC and JMCorp contemplated by this Agreement is intended to be a "tax free reorganization" pursuant to section 368(a)(1)(c) of the Internal Revenue Code of 1986, as amended, and in reliance in part on Revenue Ruling 67-274, Seller understands that no assurance is given by JMCorp that such transactions shall be deemed by the Internal Revenue Code to be a transaction upon which no gain or loss to such Seller as a result of the transactions contemplated by this Agreement.

        4.      Representations and Warranties of JMCorp

        JMCorp hereby represents and warrants to the Sellers as follows:
        4.01  Capitalization. The authorized capital stock of JMCorp consists of
Ten Million (10,000,000) shares of preferred stock, par value $0.021 and
Fifty
Million (50,000,000) shares of common stock, par value $0.021 of which Two Million, Three Hundred Thirty-Two Thousand, Five Hundred Seventy-Two (2,332,572)
shares of common stock and no shares of preferred stock are issued and outstanding, all of which outstanding shares are duly authorized, validly issued, fully paid and non-assessable. There is no commitment, plan or arrangement to issue and no outstanding options, warrants or other rights calling for the issuance of any share of capital stock of JMCorp or any security or other instrument convertible into, exercisable for or exchangeable for capital stock of JMCorp, other than as provided in this Agreement. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of JMCorp.
        4.02  Issuance and Delivery of JMCorp Shares. The issuance and delivery
of the JMCorp Shares has been duly authorized, and such shares, when issued
and
delivered in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and non-assessable.
        4.03 Organization. JMCorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to its own properties and to carry on its business
as now being conducted.
        4.04  Authority, Binding Agreement. This Agreement has been approved by
the Board of Directors of JMCorp. No consents, authorizations or approvals, whether of a governmental agency or instrumentality or otherwise, are necessary in order to enable JMCorp to enter into and perform this Agreement. This Agreement constitutes legal, valid and binding obligations of JMCorp, and is enforceable against JMCorp in accordance with its terms.
        4.05 Financial Conditions. The business, assets, liabilities and financial condition of JMCorp are, in all material respects, as set forth in the financial statements and other representations attached hereto as Schedule
4.05,
which financial statements (1) have been prepared in conformity with generally
accepted accounting principles, consistently applied, and (2) do not fail to state any material fact necessary to make the information therein not misleading.
        4.06 Litigation. There is no suit, action or other legal or administrative proceed pending or threatened against JMCorp, and to its knowledge, no circumstances exists or have occurred which may lead to any suit, action, proceeding or investigation which could materially and adversely affect
its business, assets or financial condition. JMCorp has received no notice from
any federal, state or local governmental agency asserting any violation by JMCorp of any law, ordinance or regulation.
        4.07 Subsidiaries. JMCorp does not have and has never had any subsidiaries and does not directly or indirectly own any equity interest in
or
any interest convertible into or exchangeable for any equity or similar interest
in any corporation, partnership, joint venture or other business association
or
entity.
        4.08  Consents and Approvals; No Violation. Except as may be required by
the Securities Act of 1933, as amended (the "Securities Act"), state securities
laws and applicable corporate law, there is no requirement applicable to
JMCorp
to make any filing with or to obtain any permanent authorization, consent or approval of any governmental or regulatory authority as a condition to the lawful consummation by JMCorp of the transactions contemplated by this Agreement.
        4.09 Undisclosed Liabilities. JMCorp does not have any material liabilities, whether absolute, accrued, contingent or otherwise, and whether due or to become due, except for those liabilities which (1) are accrued and fully
reserved against in the financial statements of JMCorp described in Section
4.05
of this Agreement or (2) are of a normally recurring nature and were incurred after September 30, 1997, in the ordinary course of business consistent with past practice. Subsequently to September 30, 1997, JMCorp does not have any liabilities of a type required to be disclosed or reflected in financial statements and which either (1) are not in the ordinary course of a business transaction which has been disclosed in writing to Sellers or (2) exceed $5,000.00 with respect to any single transaction or single series of related transactions.
        4.10 Absence of Changes. Since September 30, 1997, there has not been any material adverse changes in the business, assets, liabilities, financial condition, results of operation or prospects of JMCorp taken as a whole.
        4.11 Purchase, Sale and other Agreements. JMCorp is not a party to any contract or agreement, oral or written, which may materially effect its financial statements.
        4.12 Compliance with the Laws. JMCorp has substantially complied with all laws, regulations, judgments, decrees or orders of any court or governmental agency or entity applicable in any material respects to the conduct of its business.
        4.13 Taxes. All United States, foreign, state and local tax returns and reports (collectively the "Returns") required to be filed to date with respect to the operations of JMCorp will be filed upon completion of the audited financial statements and will be accurately prepared in all material respects and duly filed.

        4.14 Review of Information. JMCorp has such knowledge and experience in investment, financial and business matters that is capable of protecting its own interest. JMCorp has been provided complete access to all books and records of JMC and is entering into this transaction based solely upon its business knowledge and experience and written information provided to JMCorp by JMC. JMCorp is not relying upon any oral representations of any officer, director, agent or employee of JMC in entering into this transaction.

        5.     Conditions to Closing

        The obligations of the parties hereunder are subject to the satisfaction at or by the Closing of each of the conditions set forth below. Any of such conditions may be waived by the other party but only in writing.
        5.01 Compliance and Terms. On the Closing Date, all the terms, conditions and covenants of this Agreement to be complied with and performed by the respective parties shall have been complied with and performed in all material respects.
        5.02 No Material Change in JMC. There shall be no material change in the business, assets, liabilities or financial condition of JMC from that set forth in its financial statement.
        5.03 No Material Change in JMCorp. There shall be no material change in the business, assets, liabilities or financial condition of JMCorp from that set forth in its financial statements.

        6.      Miscellaneous

        6.01 Other Documents. Each party shall, at any time after the Closing upon the request of the other party, execute and deliver to the requesting party such documents or instruments of conveyance, license or assignment or take such other action as is reasonably necessary to complete the transfer of the JMC Shares and the JMCorp Shares or other transactions contemplated by this Agreement.
        6.02 Costs. Except as otherwise specifically provided herein, JMCorp shall pay the Closing and transfer costs applicable to this Agreement and the transfer of JMCorp Shares hereunder. Each party hereto shall bear the costs of their respective counsel and all other legal fees and costs related thereto. Both JMCorp and Sellers each hold the other harmless from any obligation for the payment of any finders fees or commissions in connection with the transactions contemplated by this Agreement as a result of any action of the indemnifying party.
        6.03 Invalidity, Modification and Waiver. If any provisions of this Agreement shall be held to be invalid or void, the remaining provisions shall nevertheless remain in effect. No provisions of this Agreement may be modified and the performance or observance thereof may not be waived except by written agreement of the parties affected thereby. No waiver of any violation or nonperformance of any provision of this Agreement shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other provision of this Agreement.

        6.04 Disputes, Choice of Law. This Agreement, the performance of the parties hereunder and any disputes related hereto shall be governed by the laws of the State of Nevada and subject to the exclusive jurisdictions of the courts therein. If either party shall initiate a legal proceeding to enforce its rights hereunder, the prevailing party in such legal proceedings shall be entitled to recover from the other party all costs, expenses and reasonable attorney's fees incurred in connection with such proceedings.
        6.05 Abandonment. If this Agreement shall fail to Close as provided for in Section 2 as a result of a failure of any of the conditions precedent set forth in Section 5, all further obligations of the parties hereto under this Agreement shall terminate without further liability, and each party shall bear its own costs incident to the negotiation, preparation and anticipated Closing of this Agreement. In such event, each party shall return any data, material or assets of the other party received by it in contemplation of the Closing.
        6.06 Entire Agreement. This Agreement is and represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous discussions or agreement related thereto.
        6.07 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be originals and enforceable, and together shall constitute a single agreement.




        IN WITNESS WHEROF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representative as of the date first written above.

 By:/s/ Ryan Barnard
    Ryan Barnard, President
    Juina Mining Corporation


By: /s/Noel M. Frenzel
    Noel M. Frenzel, President By
    Juina Mining Company, Inc.


By /s/Noel M. Frenzel
    Noel M. Frenzel, An Individual


By /s/Noel M. Frenzel
    Noel M. Frenzel,
    Custodian for the Benefit of
    Designees to be Named
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